Exhibit 10.6.1

DEARBORN HOLDINGS CORPORATION
2003 OMNIBUS STOCK INCENTIVE PLAN
NON-QUALIFIED [TIME-BASED] STOCK OPTION AGREEMENT

This NON-QUALIFIED [TIME-BASED] STOCK OPTION AGREEMENT (this “Option Agreement”), dated as of the [      ] day of [            ], [            ] (the “Date of Grant”), by and between DEARBORN HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and [                        ] (the “Optionee”).

A.            Pursuant to Optionee’s Management Agreement with [insert name of sub/the Company], Optionee is to be granted an option (the “Option”) under the Company’s 2003 Omnibus Stock Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth herein in partial consideration of the mutual representations, warranties, covenants and agreements set forth in the Management Agreement, including, but not limited to, the confidential information, non-competition and non-solicitation provisions set forth therein.

B.            The Board of Directors of the Company (the “Board”), as the administrator of the Plan, hereby grants such Option.  The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

1.             Number of Shares.  The Option entities the Optionee to purchase [        ] shares of the Company’s Common Stock (the “Option Shares”) at a price of $ [insert price corresponding to OCM/GFI purchase price] per share (the “Option Exercise Price”).

2.             Option Term.  The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is otherwise terminated pursuant to this Option Agreement, shall terminate upon the tenth anniversary of the Date of Grant.  In no event may the Option be exercised after expiration of the Option Term.

3.             Vesting; Conditions of Exercise.

(a)           Subject to Section 7, the Option shall vest as to twenty-five percent (25%) of the Option Shares on each of the first four anniversaries of the Date of Grant; provided that in the event of a Change of Control Transaction (as defined below) of the Company:

(1)           the Option shall become immediately vested with respect to all Option Shares if each of the OCM/GFI Power Opportunities Fund LP (“GFI”) and the OCM Principal Opportunities Fund II LP (“OCM”) has achieved at least a twenty-five percent (25%) internal rate of return; and

(2)           the Option shall become immediately vested with respect to a number of Option Shares such that an aggregate of fifty percent (50%) of the total Option Shares shall be vested if (x) each of GFI and OCM has achieved an internal rate of return of at least fifteen (15%) but less than twenty-five percent (25%), and (y) the Optionee is terminated by the

Company without Cause (as defined below) or Optionee terminates his or her employment for Good Reason (as defined below) within two years after [insert date of Closing].

(b)           Subject to subsection (i) and (ii) below and Section 7, this Option shall be fully-exercisable at all times during the Option Term; provided, however, that in the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated for any reason, this Option may be exercised only with respect to vested Option Shares.  Notwithstanding anything to the contrary, the Option and the Option Shares shall be subject to the vesting provisions set forth in this Section 3, and to the extent the Option is exercised before it has become vested, the Option Shares so acquired shall, until vested in accordance with this Section 3, be Restricted Shares which shall be subject to repurchase as provided in the applicable Restricted Stock Purchase Agreement to the same extent the Option would be subject to forfeiture if no such exercise had occurred.  For this purpose, an Option shall first be deemed to be exercised with respect to the vested portion thereof, and thereafter with respect to that portion which is due to become vested hereunder in the shortest time frame.  This Option may not be exercised for a fraction of a Share.

(i)            As a condition to exercising this Option, (x) Optionee, the Trust (as defined in Section 5 (a) below) or Optionee’s estate, successors or beneficiaries, as applicable, shall agree to abide by and be bound as an Existing Stockholder (as defined in the Stockholders’ Agreement) by the terms and conditions of the Stockholders’ Agreement and shall deliver to the Company, an executed writing, substantially in the form of Exhibit A (the “Agreement to be Bound”), so agreeing and (y) Optionee’s spouse, if any, agrees to abide by and be bound by the terms and conditions of the Spousal Consent (attached hereto as Exhibit B) and shall deliver to the Company an executed copy of such Spousal Consent so agreeing.

(ii)           As a condition to exercising this Option for unvested Option Shares, the Optionee or the Trust shall execute the Restricted Stock Purchase Agreement attached hereto as Exhibit C.

(c)           Definitions.

(i)            For purposes of this Agreement, “Cause” shall have the meaning set forth in the Optionee’s Management Agreement with the [Company], or if Optionee is not subject to any such agreement, “Cause” shall mean (i) the continued failure by Executive to substantially perform his duties with the Company or any Parent or Subsidiary or (ii) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company or any Parent or Subsidiary.

(ii)           For purposes of this Agreement, “Change of Control Transaction” shall have the meaning set forth in the Stockholders’ Agreement by and among the Company and certain of its stockholders, dated as of [            , 2003] (the “Stockholders’ Agreement”).

(iii)          For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Optionee’s Management Agreement with the [Company], or if Optionee is not subject to any such agreement, “Good Reason” shall mean the Company’s material reduction of the Optionee’s compensation or duties and responsibilities (without Executive’s express written consent); provided, that Executive has provided the Company of written notice of the material breach and the Company does not cure such breach within 15 days following the date Executive provides notice thereof to the Company.

4.             Adjustments.  The Option and all rights and obligations under this Agreement are subject to Section 3 of the Plan, the terms of which are incorporated herein by this reference.

5.             Nontransferability of Option and Shares.

(a)           Option.  Except by will or under the laws of descent and distribution, the Option and this Option Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee; provided, however, that Optionee shall be permitted to transfer this Option to a trust controlled by Optionee during Optionee’s lifetime for the benefit of Optionee’s immediate family (the “Trust”) by providing written notice of transfer to the Company in a form provided by the Company.  Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, exchanged, mortgaged, pledged, hypothecated, gifted or otherwise disposed of or encumbered (including, without limitation, by operation of law) and the Optionee may not agree to do any of the foregoing.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)           Shares.  Shares acquired upon exercise of the Option are subject to the Stockholders Agreement and the restrictions on transfer described therein.

6.             Method of Exercise of Option.  The Option may be exercised by means of written notice of exercise to the Company in a form provided by the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and any applicable withholding taxes (i) in cash or by check, (ii) subject to the terms and conditions of applicable law, including but not limited to the Sarbanes-Oxley Act of 2002, by delivery of a promissory note of the Optionee bearing interest at the applicable federal rate, (iii) at the discretion of the Administrator, by means of a cashless exercise procedure either through a broker or, through withholding of shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value on the date of surrender in an amount sufficient to pay the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, (iv) in the form of unrestricted shares of Common Stock already owned by the Optionee which, (x) in the case of unrestricted shares of Common Stock acquired upon exercise of an option, have been owned by Optionee for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, or (v) by any other means of exercise authorized from time to time in the Plan and/or by the Board.

7.             Effect of Termination of Employment.  Upon the termination of Optionee’s employment or service with the Company or any Parent or Subsidiary, except as provided in subsection (b) below, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such termination (the “Termination Date”).

(a)           Termination by the Company for Cause.  In the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated by the Company for Cause, the Option shall terminate in full as of the Termination Date and shall not be exercisable as to any of the Option Shares.

(b)           Termination by the Company without Cause; Termination for Good Reason.  In the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated by the Company without Cause or by Optionee for Good Reason, the Option shall become immediately vested with respect to that number of shares equal to the product of (i) 25% of the total Option Shares and (ii) the ratio equal to the number of whole months that have elapsed from the later of (x) the Date of Grant and (y) the last anniversary of the Date of Grant to the termination date by 12, and the then vested portion of the Option shall be exercisable in whole or in part for a period of 90 days following the Termination Date.  Upon expiration of such 90-day period, any unexercised portion of the Option shall terminate in full.

(c)           Termination without Good Reason.  In the event Optionee terminates employment or service with the Company or any Parent or Subsidiary without Good Reason, any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of 30 days following the Termination Date.  Upon expiration of such 30-day period, any unexercised portion of the Option shall terminate in full.

(d)           Termination as a Result of Death or Disability.  In the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated as a result of Optionee’s death or Disability, any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of one year following the Termination Date.  Upon expiration of such one-year period, any unexercised portion of the Option shall terminate in full.

8.             Call Option.  Upon termination of Optionee’s employment or service with the Company or any Parent or Subsidiary for any reason, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Shares acquired upon exercise of the Option in accordance with the terms and conditions set forth in this Section 8 (the “Call Option”).

(a)           Right to Repurchase.

(i)            Termination for Cause.  In the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated for Cause, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Shares previously acquired by Optionee or the Trust through exercise of the Option.  The purchase price for each Share shall be the lower of (i) the Option Exercise Price and (ii) the Fair Market Value of a Share on the date the Company exercises the Call Option.

(ii)           Termination Other Than for Cause.  In the event Optionee’s employment or service with the Company or any Parent or Subsidiary is terminated for any reason other than for Cause, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Shares acquired (whether acquired prior to or following the Termination Date) by Optionee, the Trust or Optionee’s estate, successors or beneficiaries, as applicable, through exercise of the Option.  The purchase price for each Share shall be equal to the Fair Market Value of a Share on the date the Company exercises the Call Option.

(b)           Exercise of Call Option.  The Company may by giving written notice (the “Notice”) to the Optionee or any transferee (either, a “Holder”), elect to purchase all or any portion of the Shares previously acquired through exercise of the Option, at the purchase price determined in accordance with subsection (a) above, as applicable, within one year following the later of the (i) Termination Date or (ii) date that is six months and ten days after the last date any Shares were acquired upon exercise of the Option.

(c)           Payment.  Payment of the applicable purchase price (as determined in accordance with subsection (a) above) shall be made, at the option of the Company, in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof, within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(d)           Termination of Call Option.  In the event of the consummation of any firm commitment underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, resulting in gross proceeds to the Company of not less than $60 million, the Call Option shall immediately terminate as to any Shares acquired upon exercise of the Option.

9.             Put Option.  Upon termination of Optionee’s employment or service with the Company or any Parent or Subsidiary as a result of Optionee’s death or Disability, Optionee or his estate, as the case may be (either, a “Put Holder”), shall have the right, but not the obligation, to require the Company to repurchase all or any portion of the Shares acquired upon exercise of the Option in accordance with the terms and conditions set forth in this Section 9 (the “Put Option”).

(a)           Purchase Price.  The purchase price for each Share shall be the Fair Market Value of a Share on the date the Put Holder exercises the Put Option.

(b)           Exercise of Put Option.  The Put Holder may by giving written notice (the “Put Notice”) to the Company within one year following the later of the (i) Termination Date or (ii) date that is six months and ten days after the last date any Shares were acquired upon exercise of the Option, elect to require the Company to repurchase all or any portion of the Shares previously acquired by the Optionee or his estate, as the case may be, through exercise of the Option, at the purchase price determined in accordance with subsection (a) above.

(c)           Payment.  Payment of the applicable purchase price (as determined in accordance with subsection (a) above) shall be made, at the option of the Company, in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Put Holder to the Company, or by any combination thereof, within 30 days after receipt of the Put Notice or in the manner and at the times set forth in the Put Notice.

(d)           Termination of Put Option.  In the event of the consummation of any firm commitment underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, resulting in gross proceeds to the Company of not less than $60 million, the Put Option shall immediately terminate as to any Shares acquired upon exercise of the Option.

10.           Investment Representation.  The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee’s business or financial experience (or the business or financial experience of the Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee’s own interests in connection with the transactions contemplated under this Option Agreement.

11.           Notices.  All notices and other communications under this Option Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to Company:

Attention: David Helwig
Facsimile:

with copies to:
GFI
11611 San Vicente Boulevard; Suite 710
Los Angeles, CA 90049
Attention: Ian Schapiro
Fax: (310) 442-0540

And

OCM
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Christopher Brothers
Fax: (213) 830-6395

And

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Attention: Jeffrey H. Cohen, Esq.
Fax: (213) 687-5600

If to the Optionee:

Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

12.           Securities Laws Requirements.  The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).  Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public.  The Optionee hereby represents and warrants that he or she understands that the Option Shares are “restricted securities,” as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and with the requirements of applicable state securities laws.  Each certificate representing Option Shares shall bear the legend set forth below:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES THEREUNDER, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEES(S).  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES OF COMMON STOCK.

Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.

13.           No Obligation to Register Option Shares.  The Company shall be under no obligation to register the Option Shares.

14.           Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement or the Stockholders Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to, and not in lieu of any other, remedies, legal or equitable, available to enforce said provisions.

15.           Withholding Requirements.  The Company’s obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

16.           Successors and Assigns.  All the terms and provisions of this Option Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including the Optionee’s estate, successors and beneficiaries; provided, however, that, except as otherwise set forth herein, this Option Agreement may not be assigned by the Optionee without the prior written consent of the Company.

17.           Failure to Enforce Not a Waiver.  The failure of either party to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

18.           Governing Law.  This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

19.           Incorporation of Plan.  The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

20.           Amendments.  This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

21.           Rights as a Stockholder.  Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of

Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

22.           Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, Board member, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

23.           Authority of the Board.  The Board shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.

24.           Dispute Resolution.  The parties agree to use their reasonable best efforts to resolve any dispute regarding this Option Agreement through good faith negotiations.  A party hereto must give written notice of the substance of any dispute regarding this Option Agreement to any other party to whom such dispute pertains.  Any such dispute that cannot be resolved within 30 calendar days of receipt of the required notice (or such other time period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within 50 days of the receipt of the required written notice, a single arbitrator has not been selected by mutual agreement of the parties, a panel of three arbitrators will be selected.  Each party to the dispute will select one arbitrator and the two selected arbitrators will select one additional arbitrator.  Except as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then-existing rules for Commercial Arbitration of the American Arbitration Association.  The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, shall be made in writing and will be final and binding upon the parties hereto as to the questions submitted.  The parties will abide by and comply with such decision, which maybe entered as an enforceable judgment in a court of competent jurisdiction; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages.  Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the parties in any arbitration under this Option Agreement will bear their own costs and expenses and will each be responsible for one half of the arbitrators) fees.

25.           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

DEARBORN HOLDINGS CORPORATION

By:
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, herein incorporated by reference.

The Optionee:

Address:

Exhibit A

AGREEMENT TO BE BOUND

Reference is made to the Stockholders’ Agreement, dated as of [__________]    , 2003, by and among DEARBORN HOLDINGS CORPORATION and certain of its securityholders, as may be amended or amended and restated from time to time (the “Agreement”).  All capitalized terms used but not otherwise defined herein are used with the meanings ascribed to such terms in the Agreement.

The undersigned purchased on the date hereof ___________ shares of Common Stock (the “Securities”).  The undersigned hereby joins the Agreement as a party thereto with respect to the Securities, entitled to the rights and benefits of, and subject to the obligations of, a Stockholder with respect to the Securities.

The undersigned’s address for notice is:

Dated this ____ day of ____________, 20___

By:

Exhibit B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of

Name of Employee

and that the undersigned is familiar with the terms of the 2003 Omnibus Stock Incentive Plan (the “Plan”), the Option Agreement and the Stockholders’ Agreement (together with the Option Agreement, the “Agreements”), each of which the undersigned’s spouse is entering into on today’s date.  The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Plan or Agreements shall be irrevocably bound by the terms of such Plan or Agreements and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.  The undersigned farther agrees that the undersigned’s community property interest in all property which is the subject of such Plan or Agreements shall be irrevocably bound by the terms of such Plan or Agreements, and that such Plan or Agreements shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Plan or Agreements, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of the undersigned in all property which is the subject of such Plan or Agreements and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: ________,20___

Signature of Spouse: